Exhibit 10.61

AGREEMENT RELATING TO THE TRANSFER

OF BIOLOGICAL MATERIALS

WAKE FOREST UNIVERSITY SCHOOL OF MEDICINE, Medical Center Boulevard, Winston-Salem, North Carolina 27157 U.S.A. (hereinafter “WFU”) and ADVANCED CELL TECHNOLOGY, One Innovation Drive, Worcester, Massachusetts 01520 (hereinafter “COMPANY”), agree as follows:

1.                                       WFU will provide samples of primate skin cells and ovary materials (hereinafter “Biological Materials”) produced by WFU under the direction of Drs. Kent Vrana and Kathleen Grant, Department of Physiology and Pharmacology, to COMPANY for research purposes.  WFU will ship the Biological Materials to COMPANY as directed by COMPANY at COMPANY’s expense.

2.                                       COMPANY acknowledges and agrees that WFU shall retain all rights, title and interest in and to such Biological Materials and to research results derived from using such Biological Materials.  The Biological Materials will not be used in research that is subject to consulting or licensing obligations to another entity.

3.                                       COMPANY shall promptly disclose to WFU the conception or reduction to practice of any commercially useful discovery, invention, data, modification, substance or development that results from any research using the Biological Materials (“Research Results”). WFU hereby grants to COMPANY a first option to obtain an exclusive, worldwide, royalty-bearing license to any intellectual property rights claimed by WFU in such Research Results (the “License Option”). COMPANY may exercise the License Option upon written notice to WFU within ninety (90) days after the disclosure of the particular Research Result to WFU. In the event COMPANY exercises the License Option, COMPANY and WFU shall attempt to negotiate in good faith a license agreement containing commercially reasonable terms and pricing consistent with relevant industry standards. If the parties are unable to reach agreement within ninety (90) days after the date upon which COMPANY exercised the License Option (the “Negotiation Period”), then WFU will be free to offer such rights to third parties; provided, however, that for a period of one (1) year after the Negotiation Period, WFU may only offer such rights to third parties on terms and pricing which in the aggregate arc no more favorable than those last offered to COMPANY, unless the more favorable terms and pricing have first been offered in writing to COMPANY and either (i) COMPANY has declined in writing to accept such terms and pricing or (ii) COMPANY has not responded after a period of thirty (30) days from the date of such offer. WFU will then be free to offer a license to any third party at any terms with no further obligation to COMPANY.

4.                                       COMPANY further agrees that such Biological Materials will be used only for research within COMPANY’s laboratories and will not be given or sold to any other person or entity without WFU’s prior written consent.

5.                                       COMPANY shall have the right to publish the results of any research using the Biological Materials subject to the following conditions: COMPANY agrees that it will provide WFU with a copy of any proposed publication or presentation relating to the research conducted under this agreement, thirty (30) days prior to submission for publication or presentation in order to ascertain whether public disclosure will adversely affect the patent rights, or other proprietary rights of WFU. In the event of objection by WFU for sufficient cause, COMPANY further agrees to delay publication or presentation for no longer than an additional ninety (90) days to protect such interests. WFU agrees to take prompt action reasonably necessary to allow public disclosure without jeopardizing patent rights or its proprietary rights.

COMPANY shall properly acknowledge WFU in all publications or presentations resulting from the performance of this research.  All copyrightable work first produced or composed by COMPANY in the performance of this agreement shall vest with COMPANY.

6.                                       The Biological Materials are experimental in nature, are provided solely for the aforementioned studies and are provided by WFU and accepted by COMPANY with the understanding that no warranties, express or implied, are given concerning the Biological Materials and that WFU will be held harmless from any claims or liability which might result from the use of the Biological Materials.

WAKE FOREST UNIVERSITY		ADVANCED CELL TECHNOLOGY
SCHOOL OF MEDICINE

/s/ Lawrence D. Smith		/s/ Jose Cibelli
NAME:	Lawrence D. Smith	NAME:	Jose Cibelli, Ph.D., D.V.M.
TITLE:	Associate Dean, Research	TITLE:	Vice President, Research

JAN 28 2000		02/03/00
Date		Date